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                                                                       Exhibit 1

                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13G


                  The undersigned hereby agree to file jointly Amendment No. 2 to the Statement on Schedule 13G (the "Statement") relating to the Common Stock, $.01 par value per share, of Tower Automotive, Inc., and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

                  It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

                  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 14th day of February, 1997.

                               ONEX DHC LLC


                               By:/s/ Donald F. West
                                  _________________________________________
                                  Name: Donald F. West
                                  Title:   Authorized Signatory


                               ONEX CORPORATION


                               By: /s/ Donald W. Lewtas
                                  _________________________________________
                                  Name: Donald W. Lewtas
                                  Title:   Authorized Signatory


                               /s/ Donald W. Lewtas
                               ____________________________________________
                               Authorized Signatory for
                               GERALD SCHWARTZ